SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

Alliance Fiber Optic Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 GIBRALTAR DRIVE
SUNNYVALE, CALIFORNIA 94089
(408) 736-6900

April 19, 2006

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 19, 2006, at 2:00 p.m., Pacific Daylight Time, at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California 94089.

        The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

        A copy of our 2005 Annual Report to Stockholders is also enclosed.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours, /s/Peter C. Chang Peter C. Chang Chairman, President and Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2006
_________________

To the Stockholders of Alliance Fiber Optic Products, Inc.:

        The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089, on Friday, May 19, 2006, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accountants;

3.

To consider and vote upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-6 reverse split of the issued and outstanding shares of the Company’s common stock;

4.

To consider and vote upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-8 reverse split of the issued and outstanding shares of the Company’s common stock;

5.

To consider and vote upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-10 reverse split of the issued and outstanding shares of the Company’s common stock; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        Stockholders of record as of the close of business on March 20, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 275 Gibraltar Drive, Sunnyvale, California 94089, for ten days before the meeting.

        It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors /s/Peter C. Chang Peter C. Chang Secretary

April 19, 2006

ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900
 _________________

PROXY STATEMENT
_________________

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089, on Friday, May 19, 2006, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Revocation of Proxies

        The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the nominees for director listed in this Proxy Statement, “FOR” the ratification of the Company’s independent registered public accountants and “FOR” each of the proposals to effect a reverse split of the Company’s common stock.

Who Can Vote

        Stockholders of record at the close of business on March 20, 2006 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 39,809,162 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

        Directors are elected by a plurality vote. The nominee for director who receives the most votes cast in his favor will be elected to serve as a director. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 19, 2006.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        Pursuant to Article VI of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes. The number of directors is currently set at five. Class I and Class III consist of two directors each, and Class II consists of one director. Two Class III directors will be elected at the Annual Meeting and will serve until the 2009 Annual Meeting. Two Class I directors will continue to serve until the 2007 Annual Meeting. One Class II director will continue to serve until the 2008 Annual Meeting.

        The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, Mr. Gwong-Yih Lee and Mr. James Yeh as the nominees to fill the Class III director seats to serve until the 2009 Annual Meeting. If either nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill the vacancies.

        The Board of Directors has determined that all of the directors except for Peter Chang are “independent” as that term is defined by applicable listing standards of the Nasdaq Stock Market.

        Biographical information concerning the nominee is set forth below.

CLASS III

        Gwong-Yih Lee, 51, has served as a director since August 2000. Since September 2005, Mr. Lee has served as the Founder and President/CEO of ApaceWave Technologies, Inc., a broadband wireless company. Since January 2004, Mr. Lee has served as Managing Director of Lodestone Ventures. From September 1999 to January 2004, Mr. Lee served as Senior Director and General Manager at Cisco Systems, Inc. In March 1998, Mr. Lee established TransMedia Communications, a communication equipment company, and served as its President and Chief Executive Officer until September 1999. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.

        James C. Yeh, 48, has served as a director since our formation in December 1995. Since April 2002, Mr. Yeh has served as the Chief Executive Officer of Onkey Technologies, Inc., a digital video recorder (DVR) company. Since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company. From January 1996 to January 2002, Mr. Yeh served as Chairman of the Board of Advis, Inc., a video communication and information appliance technologies development company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University in Saint Louis, Missouri.

        Biographical information concerning the remaining members of the Board of Directors is set forth below.

CLASS II

        Ray Sun, 54, has served as a director since November 2003. Since November 2001, Mr. Sun has served as Managing Director and Account General Manager of Applied Material China, a semiconductor equipment company. Mr. Sun served as a representative of the Silicon Valley Office for a venture firm in Taiwan, Global Investment Management Co. LTD. (GIM), from October 1999 to November 2001. Before joining GIM, Mr. Sun was the general partner of a consulting partnership which provided consulting services to more than a dozen emerging companies. He has been involved with more than a dozen companies since he established his own consultant business in late 1997. Mr. Sun has 20 years of executive management experience in the software, hardware and telecommunications industries. Mr. Sun received a B.S. in Industrial Engineering from Chung Yuan Christian University in Taiwan, and an M.S. in Industrial Engineering from Kansas State University.

CLASS I

        Peter C. Chang, 48, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company. From 1984 to 1988, he was an engineer at Allied Signal Inc. and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.

        Richard Black, 72, has served as a director since April 2003. Since March 2002, Mr. Black has served as the President, Chief Executive Officer, and director and a co-owner of ECRM, Inc., a worldwide supplier of electronic imaging devices for the publishing and graphic arts industries. From August 1983 to March 2002, Mr. Black served as the Chairman and director of ECRM, Inc. He served as President of Oak Technology Inc., a semiconductor company, from January 1998 to March 1999, as Vice Chairman from March 1999 to August 2003 and as a director from 1988 to 2003. Currently, Mr. Black also sits on the boards of directors of Altigen Communications, Inc., GSI Group Inc., and several private companies. Mr. Black holds a B.S. in Engineering from Texas A&M University and an M.B.A. from Harvard University.

The Board of Directors recommends a vote “FOR” the election of Mr. Gwong-Yih Lee and Mr. James Yeh as the Class III Directors of the Company.

Board Meetings and Committees

         The Board of Directors held three meetings during 2005. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve with the exception of Ray Sun who attended one board meeting and four audit committee meetings. In 2005, one of the five directors then serving on the Board attended the annual meeting. We do not have a policy requiring directors to attend our annual meetings.

        The Board of Directors has appointed an Executive Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules. The Board has approved a charter for each of these committees. The Executive Compensation Committee has been operating with two members, although its charter provides it will be comprised of three members. Copies of the charters of the Audit Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee are available through our website at www.afop.com. The Board has also appointed a Non-Executive Compensation Committee.

Executive Compensation Committee

Number of Members:	Two

Members:	Mr. Black Mr. Yeh

Number of Meetings:	The Executive Compensation Committee did not meet formally in 2005, but met informally throughout the year and acted by unanimous written consent.

Functions:	The Executive Compensation Committee’s primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Executive Compensation Committee are to review, and make recommendations for approval by the independent members of the Board regarding, the compensation for the Chief Executive Officer and other executive officers of the Company, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers of the Company and administer the Company’s stock plans and other compensation plans.
Audit Committee

Number of Members:	Three

Members:	Mr. Black Mr. Sun Mr. Yeh

Number of Meetings:	Four

Functions:	The Audit Committee's primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's financial statements, system of internal controls, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company's independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors' relationship with the Company; and meet with the independent auditors and management to discuss and review the Company's financial statements, internal controls, and auditing, accounting and financial reporting processes.
Nominating and Corporate Governance Committee

Number of Members:	Four

Members:	Mr. Black Mr. Lee Mr. Sun Mr. Yeh

Number of Meetings:	One

Functions:	The Nominating and Corporate Governance Committee's primary functions are to identify qualified individuals to become members of the Board of Directors and determine the composition of the Board and its committees. Other specific duties and responsibilities are to recommend nominees to fill vacancies on the Board, investigate suggestions for candidates for membership on the Board, and monitor compliance with Board and Board committee membership criteria.

Non-Executive Compensation Committee

        Mr. Chang currently serves as the Non-Executive Compensation Committee. The Non-Executive Compensation Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 2000 Stock Incentive Plan to eligible employees, other than to members of the Board of Directors, to individuals designated by the Board of Directors as “Section 16 officers,” and to employees who hold the title of Vice President or above.

Director Nominations

        The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

        The Board of Directors has as an objective that its membership is composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, and diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

        Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

        In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

        Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

        If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale California 94089. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

        The Company’s non-employee directors receive $2,000 cash compensation for attending each Board meeting (or $500 cash compensation for attending telephonically), $1,000 cash compensation for attending each Audit Committee meeting (or $250 cash compensation for attending telephonically) and are reimbursed for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are not employees also receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock as determined by the Board of Directors on the date of grant, which vests ratably over 36 months. On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director shall receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock, which shall vest ratably over 36 months.

        In 2005, Mr. Black, Mr. Lee, Mr. Sun, and Mr. Yeh received $7,500, $6,000, $3,000, and $7,250, respectively, in cash compensation for their attendance at Board and committee meetings.

Executive Compensation Committee Interlocks and Insider Participation

         Richard Black and James C. Yeh serve as members of the Executive Compensation Committee. No interlocking relationship exists between our Board of Directors or Executive Compensation Committee and the board of directors or compensation committee of any other entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 20, 2006 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation -- Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. The percentage of common stock beneficially owned is based on 39,844,412 shares outstanding as of March 20, 2006. In addition, shares issuable pursuant to options, which may be exercised within 60 days of March 20, 2006, are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Peter C. Chang (2)	6,280,00	15.3%
Richard Black (3)	30,000	*
Gwong-Yih Lee (4)	105,833	*
Ray Sun (5)	25,000	*
James C. Yeh (6)	865,833	2.2%
David A. Hubbard (7)	751,163	1.9%
Wei-shin Tsay (8)	721,626	1.8%
Anita K. Ho (9)	264,082	*
5% Stockholders:
Foxconn Holding Limited (10)	8,000,000	20.1%
Lloyd I. Miller, III (11)	3,372,531	8.5%
All Directors and Executive Officers as a group (8 persons) (12)	9,043,537	21.2%

* Represents less than 1%.

(1)

To the Company’s knowledge, except as otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)

Includes 40,000 shares held in the name of Mr. Chang’s minor children and 2,000,000 shares held in the name of the Chang Family LLC, of which Mr. Chang and his wife, Mary C. Chen, are the Managing Members. Also includes options to purchase 1,220,000 shares exercisable within 60 days of March 20, 2006.

(3)	Represents options to purchase 30,000 shares exercisable within 60 days of March 20, 2006.

(4)

Includes 20,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Also includes options to purchase 85,833 shares exercisable within 60 days of March 20, 2006.

(5)	Represents options to purchase 25,000 shares exercisable within 60 days of March 20, 2006.

(6)

Includes 800,000 shares held in the name of Matics Computer Systems, Inc., over which Mr. Yeh has sole voting and dispositive power. Also includes options to purchase 65,833 shares exercisable within 60 days of March 20, 2006.

(7)	Includes options to purchase 490,000 shares exercisable within 60 days of March 20, 2006.

(8)	Includes options to purchase 660,000 shares exercisable within 60 days of March 20, 2006.

(9)	Includes options to purchase 235,750 shares exercisable within 60 days of March 20, 2006.

(10)

According to a Schedule 13G filed jointly on January 4, 2002 for the year ended December 31, 2000 by Hon Hai Precision Industry Co., Ltd. (“Hon Hai“) and Foxconn Holding Limited, each entity has shared voting and dispositive power over the 8,000,000 shares. As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held is as disclosed in the Schedule 13G. Foxconn Holding Limited is a subsidiary of Hon Hai. Hon Hai disclaims beneficial ownership of these shares. The principal business address for Hon Hai Precision Industry Co. and Foxconn Holding Limited is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C. The board of directors of Foxconn Holding Limited has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(11)

According to an amended Schedule 13G filed on February 9, 2006, Lloyd I. Miller, III. has sole dispositive power for 1,738,000 shares, sole voting power for 1,893,144 shares, shared dispositive power for 1,634,530 shares and shared voting power for 1,479,387 shares. As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held is as disclosed in the Schedule 13G. The principal address for Lloyd I. Miller, III is 4550 Gordon Drive, Naples, Florida 34102.

(12)	Includes 2,812,416 shares subject to options exercisable within 60 days of March 20, 2006.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid to our Chief Executive Officer and our three most highly compensated executive officers for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2005 or such shorter period as they served as an executive officer of the Company.

                                                                                   Summary Compensation Table

				Long Term Compensation
		Annual Compensation		Securities Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options
Peter C. Chang	2005	$200,000	$--	300,000
Chief Executive Officer and President	2004	200,000	140,000	300,000
	2003	200,000	--	320,000

David A. Hubbard	2005	150,000	--	100,000
Vice President, Sales and Marketing	2004	150,000	20,000	100,000
	2003	150,000	--	100,000

Wei-shin Tsay	2005	150,000	--	160,000
Vice President, Research and Development	2004	150,000	380,000	300,000
	2003	150,000	--	100,000

Anita K. Ho	2005	115,756	--	80,000
Acting Chief Financial Officer and	2004	110,809	2,000	40,000
Corporate Controller	2003	111,248	--	40,000

_________________

(1)	Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

Stock Options

        The following tables set forth certain information with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2005, and the number and value of the options held by each individual as of December 31, 2005. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment or a change of control of the Company. All options were fully vested as of December 31, 2005. See “Accelerated Vesting of Options”.

	Options	Employees in	Exercise	Expiration	for Option Term (1)
Name	Granted	Fiscal Year	Price ($)	Date	5% ($)	10% ($)
Peter C. Chang	300,000	26.1%	$0.90	11/07/15	$169,802	$430,310
David A. Hubbard	100,000	8.7%	$0.90	11/07/15	$56,601	$143,437
Wei-shin Tsay	300,000	13.9%	$0.90	11/07/15	$90,561	$229,499
Anita K. Ho	80,000	7.0%	$0.90	11/07/15	$45,280	$114,749

_________________

(1)

The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregate Option Exercise in Last Fiscal Year
and 2005 Year End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-the-Money Options at
	Shares Acquired	Value	December 31, 2005(#)	December 31, 2005(1)
Name	on Exercise(#)	Realized(#)	Exercisable/Unexerisable	Exercisable/Unexerisable
Peter C. Chang	--	--	1,220,000/0	$210,000/$0
David A. Hubbard	--	--	490,000/0	$161,200/$0
Wei-shin Tsay	--	--	660,000/0	$135,400/$0
Anita K. Ho	--	--	237,750/0	$59,810/$0

(1)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2005 ($1.14 per share) minus the exercise price.

Accelerated Vesting of Options

         On December 30, 2005, the Board of Directors approved accelerating the vesting of all the currently unvested stock options awarded to employees at the director level and above, including executive officers. The unvested options to purchase up to approximately 1.9 million additional shares became immediately exercisable as a result of the vesting acceleration. Typically, stock options granted by the Company vest over a four year period. The number of shares and exercise prices of the options subject to the acceleration remain unchanged.

         The purpose of the accelerated vesting was to enable the Company to avoid recognizing in its statement of operations non-cash compensation expense associated with these options in future periods, upon the expected implementation of FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” in January 2006. Restrictions have been imposed upon the sale of any shares received through the exercise of accelerated options, which restrictions prevent the sale of any shares received from the exercise of an accelerated option prior to the original vesting date of the option.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Executive Compensation Committee, established in September 1999, is comprised of two non-employee directors. The Executive Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers, as well as administering various incentive compensation and benefit plans. Prior to fiscal 2000, the responsibilities of the Executive Compensation Committee were fulfilled by the full Board of Directors.

Compensation Philosophy

         It is the Executive Compensation Committee’s philosophy to link executive compensation directly to the interests of the Company’s stockholders and therefore to financial objectives that the Executive Compensation Committee believes are primary determinants of long-term stockholder value. To conserve cash and encourage growth, our executive compensation in previous years has been based on the “start-up” model, with a relatively low percentage of compensation comprised of base salary and a higher percentage of stock options. As we continue to grow and develop, we are shifting our compensation plans to mirror those of other publicly traded companies in our sector and to reflect the size and value of the Company. In order to attract and retain highly talented executives, the Company intends to offer base salaries that are competitive with salary levels within its industry. The components of executive officer compensation, base salary, bonus and stock options, are discussed below.

         It is our policy generally to qualify executive compensation for deductibility under section 162(m) of the Internal Revenue Code, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not expect that the compensation to be paid to any of our executive officers for fiscal 2006 will exceed the $1 million limit.

Executive Officer Base Salary

        The Executive Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2006. The Executive Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Executive Compensation Committee’s philosophy is that a certain portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting critical objectives. The Executive Compensation Committee sets the salary and bonus potential of each executive officer on a case-by-case basis. The Executive Compensation Committee, together with the Chief Executive Officer, considers market information and the base salaries and other incentives paid to executive officers of other companies within its industry. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement. For fiscal 2006, the Executive Compensation Committee determined that base salaries would remain at 2005 levels.

Executive Officer Bonuses

        The Executive Compensation Committee determined bonuses would not be paid for fiscal 2005. In January 2001, the Executive Compensation Committee adopted an executive bonus plan. Pursuant to the terms of the plan, bonuses for fiscal 2004 were tied to corporate performance, individual performance, and each executive officer’s base salary. Executive officers are also eligible to receive an additional stock option grant based on overall company performance. Each executive officer was evaluated individually to determine the bonus for the fiscal year, which was based on performance criteria.

Stock Option Grants

         The Executive Compensation Committee is responsible for administering our 2000 Stock Incentive Plan for executive officers, under which it grants options to purchase our Common Stock with an exercise price equal to the fair market value of a share of our Common Stock on the date of grant. The Non-Executive Compensation Committee develops and monitors compensation arrangements and grants option awards for employees who are not officers or directors. The Executive Compensation Committee believes that stock ownership by the Company’s executive officers aligns their interests with those of our stockholders and provides its executive officers with substantial motivation to manage the Company well. Accordingly, a considerable portion of the Company’s executive officers’ compensation consists of stock options. When determining the size of an option grant to an executive officer, the Executive Compensation Committee, after consulting with the Chief Executive Officer, considers the executive officer’s and the Company’s performance, the executive officer’s level and responsibilities within the Company, the executive officer’s base salary and the size of option grants to executive officers in similar positions throughout the industry.

        The Company’s employees generally are also able to participate in the Company’s 2000 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each of the executive officers may purchase shares of our Common Stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is determined using the same criteria as for the other executive officers. Mr. Chang has served as the Company’s Chief Executive Officer since its inception in 1995. Mr. Chang’s compensation consists of an annual salary of $200,000. In November 2005, the Executive Compensation Committee granted Mr. Chang an option, exercisable at the fair market value on the date of grant, to purchase 300,000 shares of the Company’s Common Stock. In determining the size of Mr. Chang’s grant, the Executive Compensation Committee considered the total compensation packages, including salary, bonus and option grants, given to other chief executive officers in the Company’s industry. In December 2005, the Board approved the acceleration of vesting of unvested stock options held by Mr. Chang, along with all other employees at the director level and above in order to avoid recognizing in the Company’s statement of operations non-cash compensation expense associated with these options in future periods upon the expected implementation of FASB Statement of Financial Accounting Standards No. 123 (revised 2004).

Compensation Committee

Richard Black
James C. Yeh

RELATED PARTY TRANSACTIONS

         As of March 8, 2006, Foxconn Holding Limited was a holder of 20.1% of the Company’s common stock. In the normal course of business, the Company sells products and purchases raw materials from Hon Hai Precision Company Limited, who is the parent company of Foxconn Holding Limited. These transactions were made at prices and terms consistent with those of unrelated third parties. Sales of products to Hon Hai Precision Industry Company Limited were $0.8 million and $0.3 million in the years ended December 31, 2005 and 2004, respectively. Purchases of raw materials from Hon Hai Precision Company Limited were $2.3 million and $1.4 million in the years ended December 31, 2005 and 2004, respectively. Amounts due from Hon Hai Precision Company Limited were $0.3 million at December 31, 2005 and 2004. Amounts due to Hon Hai Precision Company Limited were $0.6 million at December 31, 2005 and 2004.

STOCK PRICE PERFORMANCE GRAPH

         The following graph shows the sixty-two-month cumulative total stockholder return assuming the investment of $100 on November 21, 2000 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, the Nasdaq Telecommunications Index, and the Nasdaq Composite Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	11/21/00	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Alliance Fiber Optic Productions	$100.00	$60.00	$14.20	$5.70	$16.90	$15.00	$11.40
Nasdaq Telecommunications	$100.00	$88.21	$45.04	$20.71	$34.94	$37.73	$35.01
Nasdaq Composite	$100.00	$86.04	$67.92	$46.51	$69.77	$75.76	$76.80

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and amended again by the Board of Directors on October 24, 2005. A copy of the charter was attached as Appendix B to the Company’s proxy statement for the 2005 Annual Meeting of Stockholders. The members of the Audit Committee are Richard Black (Chairman), Ray Sun and James C. Yeh. Messrs. Black, Sun and Yeh meet the independence standards established by The Nasdaq Stock Market.

         The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee reviewed and discussed the audited financial statements contained in the 2005 Annual Report on Form 10-K with the Company’s management and its independent registered public accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

         The Audit Committee met privately with the independent registered public accountants, and discussed issues deemed significant by them, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent registered public accountants their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

         In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Richard Black, Chairman
Ray Sun
James C. Yeh

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has appointed the firm of Stonefield Josephson, Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006. Stonefield Josephson, Inc. has audited the Company’s financial statements since April 2005. Representatives of Stonefield Josephson, Inc. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Stonefield Josephson, Inc. to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

        On April 8, 2005, our Board of Directors dismissed PricewaterhouseCoopers LLP. (“PWC”) as our independent registered public accounting firm and subsequently appointed Stonefield Josephson, Inc. as our independent registered public accounting firm. There were no disagreements with PWC in connection with the audit for the year ended December 31,2004 or during the subsequent interim period preceding their replacement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PWC’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. The report of PWC on the financial statements for the year ended December 31,2004 contained no adverse opinion or disclaimer of opinion and was unqualified and no modified as to uncertainty, audit scope or accounting principle. We did not consult with Stonefield Josephson, Inc. on any accounting or financial reporting matters in the periods prior to their appointment.

Principal Accountant Fees and Services

        The following table presents fees for professional audit services rendered by Stonefield Josephson, Inc. and PWC for the audit of our annual financial statements for 2005 and 2004, and fees billed for other services rendered by Stonefield Josephson, Inc. and PWC.

	Years Ended December 31,
	2005	2004
Audit Fees	$331,703	$261,354
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$331,703	$261,354

Pre-Approval Policies and Procedures

        It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee approved all audit fees incurred in the year ended December 31, 2005.

Required Vote

        Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accountants but will not be required to select different independent registered public accountants for the Company.

        The Board of Directors recommends a vote “FOR” ratification of Stonefield Josephson, Inc. as the Company’s independent registered public accountants.

PROPOSALS 3, 4 AND 5

        APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, A ONE-FOR-SIX, ONE-FOR-EIGHT OR ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

General

        Our stockholders are being asked to act upon a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), to effect a reverse stock split of all of the outstanding shares of capital stock of the Company, at a ratio of one-for-six, one-for-eight or one-for-ten, with the Board of Directors having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the “Reverse Stock Split”). At the 2003 Annual Meeting of Stockholders, the stockholders approved proposals, substantially similar to Proposals 3, 4 and 5, to authorize the Board of Directors in its discretion to amend the Restated Certificate to effect a reverse stock split. However, the Board of Directors did not exercise its discretion within the authorized time and a reverse stock split was never effected. On March 23, 2006, the Board of Directors approved an amendment to the Restated Certificate, subject to obtaining new stockholder approval, to effect the Reverse Stock Split. The Board of Directors has directed that these proposals to approve an amendment to the Company’s Restated Certificate be submitted to the stockholders for consideration and action.

        Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

        The text of the proposed amendment to the Company’s Restated Certificate to effect the Reverse Stock Split as described in these proposals is set forth in Annex A attached to this proxy statement and is incorporated by reference into this proxy statement.

        If the amendment to the Restated Certificate is approved by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on one of the three approved ratios on or before the second anniversary of this annual meeting, or effect no Reverse Stock Split at all. If the Board of Directors decides to implement a Reverse Stock Split, the Company will promptly file a Certificate of Amendment of the Restated Certificate with the Delaware Secretary of State reflecting the decrease in the issued and outstanding shares of capital stock. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State (the “Effective Date”).

Reasons For Reverse Stock Split

        The primary reason for the Reverse Stock Split is to increase the per share market price of the Company’s Common Stock. The Board of Directors believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in the market for telecommunications industry-related stocks, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes that one of the reasons for these effects is that many institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Common Stock share price were substantially higher.

        The Board believes that the decrease in the number of issued and outstanding shares of the Common Stock as a consequence of the Reverse Stock Split, and the resultant increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Stock Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

        There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $2.00 before the Reverse Stock Split and the ratio is one (1) new share for every ten (10) shares outstanding, there can be no assurance that the market price immediately after the Reverse Stock Split will be $20.00 (10 x $2.00)), or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

        If the Reverse Stock Split proposal is authorized by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on either a 1-for-6, 1-for-8 or 1-for-10 ratio on or before the second anniversary of the Annual Meeting, or to effect no Reverse Stock Split at all. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the second anniversary of the Annual Meeting, the authority of the Board of Directors to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any reverse stock split. If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary.

Effects of Reverse Stock Split on the Common Stock

         If the proposed Reverse Stock Split is approved at the Annual Meeting, at the Effective Date each outstanding share of Common Stock will immediately and automatically be changed into a fraction of a share of Common Stock based on the Reverse Stock Split ratio approved by the stockholders and as finally determined by the Board of Directors. Thus, in a stet-for-stet Reverse Stock Split for example, if a stockholder currently owns 100,000 shares of Common Stock, following the Reverse Stock Split, the stockholder will own 10,000 shares of Common Stock - each share of Common Stock will have immediately and automatically have been changed into one-tenth of a share of Common Stock. Based on the 39,844,412 shares of Common Stock outstanding as of the March 20, 2006, the following table reflects the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split:

Proposed Reverse	Shares Outstanding
Stock Split	Following Reverse Stock Split

1-for-6	6,640,735

1-for-8	4,980,552

1-for-10	3,984,441

        No fractional shares of the Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of the Common Stock who would otherwise receive a fractional share of the Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

        Because the Reverse Stock Split will apply to all issued and outstanding shares of the Common Stock and outstanding rights to purchase Common Stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders. The amendment to the Restated Certificate will, however, effectively increase the number of shares of the Common Stock available for future issuance by the Board of Directors.

        If the Reverse Stock Split is approved at the Annual Meeting and the Board of Directors determines to effect the Reverse Stock Split, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

        Stockholders have no right under Delaware law or the Company’s Restated Certificate or Amended and Restated By-Laws to dissent from the Reverse Stock Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Effects on Reverse Stock Split on Options

        The number of shares of Common Stock subject to outstanding options issued by the Company, and the number of shares reserved for future issuances under the Company’s stock incentive plans and employee stock purchase plan, will be reduced by the same ratio as the reduction in the outstanding shares of Common Stock resulting from the Reverse Stock Split. For example, in a one-for-ten Reverse Stock Split, the number of shares of underlying stock options, and the number of shares reserved for future issuance under the Company’s stock incentive plans and employee stock purchase plan, will be reduced by a factor of 10. As of the record date for the Annual Meeting, there were stock options outstanding to purchase an aggregate of 3,984,441 shares of Common Stock with exercise prices ranging from $0.20 to $6.38 per share. Under the terms of the stock options, and assuming, for example, a one-for-ten Reverse Stock Split, the number of shares covered by each of them will be reduced to one-tenth the number currently covered and the exercise price will be increased by ten times the current exercise price.

Effects of Reverse Stock Split on Company’s Rights Agreement

        The number of “Rights” per share of Common Stock will automatically be adjusted as a result of the Reverse Stock Split proportionately with the ratio of the Reverse Stock Split. For example, in a one-for-ten Reverse Stock Split, each share of Common Stock will have ten Rights attached to it, and the exercise price will remain the same.

Effectiveness of the Reverse Stock Split

        The Reverse Stock Split, if approved by the Company’s stockholders and implemented by the Board of Directors, will become effective upon the filing with the Delaware Secretary of State a Certificate of Amendment of the Restated Certificate in substantially the form attached to this Proxy Statement as Annex A (the “Certificate of Amendment”). It is expected that this filing will occur shortly after the Annual Meeting, assuming that the stockholders approve the Reverse Stock Split and the Board of Directors decides to implement it. However, the exact timing of the filing of such Certificate of Amendment and the ratio of the Reverse Stock Split will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Effect on Legal Ability to Pay Dividends

         Other than pursuant to the Company’s Rights Agreement, the Board of Directors has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends. Therefore, the Company does not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to the Company's stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

        The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead the Company will pay each holder of a fractional share an amount in cash equal to the market value of such fractional share as of the Effective Date.

        The Company plans to appoint American Stock Transfer and Trust Company to act as exchange agent for the Common Stock in connection with the Reverse Stock Split. The Company will deposit with the exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that amount will be material. As of the Record Date, the Company had approximately 77 stockholders of record. The Company does not expect the Reverse Stock Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split. On or after the Effective Date of the Reverse Stock Split, the exchange agent will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing its post-reverse-stock-split shares and, if applicable, cash in lieu of a fractional share, only by sending the exchange agent his or her old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-reverse-stock-split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder's new stock certificate and payment in lieu of any fractional share after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s). Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Certain Federal Income Tax Consequences

        The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

        This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions). This discussion also does not address any tax consequences under state, local or foreign laws.

Stockholders are urged to consult their tax advisors as to the particular federal, state, local, or foreign tax consequences to them of the Reverse Stock Split.

         Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder’s aggregate basis in the Common Stock exchanged therefore and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. A stockholder’s holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Common Stock surrendered in exchange therefore, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder’s adjusted tax basis in the fractional share interest deemed surrendered in exchange therefore. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder’s holding period in the shares of Common Stock surrendered is more than one year.

Provisions with Potential Anti-Takeover Effects

         Although this proposed amendment to the Company’s Restated Certificate is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Company’s Restated Certificate and Restated Bylaws, as well as the Company’s stockholders’ rights plan, that could have an anti-takeover effect. The laws of the State of Delaware contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

        Provisions in the Restated Certificate and Restated Bylaws may have the effect of delaying or preventing a change of control or changes in the Company’s management. These provisions include the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors; the ability of the Board of Directors to alter the Company’s Restated Bylaws without obtaining stockholder approval; the establishment of a classified Board of Directors; the ability of the Board of Directors to issue, without stockholder approval, up to five million shares of preferred stock with terms set by the Board of Directors, including rights that could be senior to those of Common Stock; and the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent. Each of these provisions could discourage potential take over attempts and could lower the market price of the Common Stock.

        The Company has also adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record as of June 12, 2001. Each right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, at a price of $80.00 per one one-thousandth of a share, subject to adjustment. The rights will generally separate from the Common Stock and become exercisable if any person or group acquires or announces a tender offer to acquire 15% or more of the Company’s outstanding Common Stock without the consent of the Board of Directors. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of the Board of Directors, the Company’s stockholder rights plan could make it more difficult for a third party to acquire the Company (or a significant percentage of the Company’s outstanding capital stock) without first negotiating with the Board of Directors regarding such acquisition.

        In addition, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the Company’s outstanding voting stock, from merging or combining with the Company.

Required Vote

        The affirmative vote of a majority of the Company’s outstanding Common Stock is required for approval of the amendment to the Company's Restated Certificate authorizing the Reverse Stock Split of the Company’s issued and outstanding Common Stock.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS TO AMEND THE COMPANY’S RESTATED CERTIFICATE TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, ONE OF THREE DIFFERENT REVERSE STOCK SPLITS.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented at the Company’s 2007 Annual Meeting must be received by the Secretary of the Company no later than December 9, 2006 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

        A stockholder proposal not included in the Company’s proxy statement for the 2007 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

        The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

         The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that one late Form 4 was filed by each of Mr. Chang, Mr. Hubbard, Mr. Tsay, and Ms. Ho on December 27, 2005 to report stock options granted on November 7, 2005.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors

/s/Peter C. Chang

Peter C. Chang
Secretary

April 19, 2006

The Company’s 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 275 Gibraltar Drive, Sunnyvale, California 94089, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 20, 2006, the stockholder was entitled to vote at the Annual Meeting.

ANNEX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALLIANCE FIBER OPTICS PRODUCT, INC.

        Alliance Fiber Optics Product, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                FIRST:   The name of the corporation is Alliance Fiber Optics Product, Inc.

                SECOND:   The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 13, 2000. An Amended and Restated Certificate of Incorporation was filed with the Secretary of Sate of Delaware on October 19, 2000. A Certificate of Merger whereby Alliance Fiber Optics Product, Inc., a California corporation, was merged with and into the corporation, was filed with the Secretary of State of the State of Delaware on October 19, 2000. The original Certificate of Incorporation was amended and restated in full by an Amended and Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on November 27, 2000.

                THIRD:   The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Amended and Restated Certificate of Incorporation of the corporation to reclassify, change, and convert each [six (6)] [eight (8)] [ten (10)] outstanding shares of the corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the 2006 Annual Meeting of Stockholders.

                FOURTH:   Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation is hereby amended by adding a new Article XI to read as follows:

“ARTICLE XI

        Each [six (6)] [eight (8)] [ten (10)] shares of the Common Stock, par value $0.001 per share, of the corporation issued and outstanding or held in treasury as of 5:00 p.m. Eastern Standard Time on ____________, 200_ (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [six (6)] [eight (8)] [ten (10)] shall, with respect to such fractional interest, be entitled to receive from the corporation cash in an amount equal to such fractional interest multiplied by the closing price of the Common Stock as last reported on the Nasdaq Capital Market immediately prior to the Effective Time.”

                 FIFTH:   Thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                 SIXTH:   This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

                 SEVENTH:   The capital of the Corporation shall not be reduced under or by reason of this amendment.

        IN WITNESS WHEREOF, Alliance Fiber Optics Product, Inc. has caused this certificate to be signed by its President and Secretary this _____ day of __________, 200_.

____________________________
Peter C. Chang
President, Chief Executive Office and Secretary

PROXY

ALLIANCE FIBER OPTIC PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes PETER C. CHANG or ANITA K. HO, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the “Company”) to be held at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089 on May 19, 2006 at 2:00 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will be voted FOR the election of directors, FOR Proposals 2, 3, 4 and 5, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

---------------------------------		---------------------------------
SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE
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DETACH HERE

The Board of Directors recommends a vote FOR the election of the director and FOR Proposal 2, 3, 4 and 5.

This proxy when property executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of the director and “FOR” Proposal 2,3,4 and 5.

1.     To elect (1) Mr. Lee and (2) Mr. Yeh as Class III directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

☐	FOR All	☐	Withhold All	☐	For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee's name on the line below.

______________________________________

2.     To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accountants.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a 1-for-6 reverse split of the issued and outstanding shares of common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.     To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a 1-for-8 reverse split of the issued and outstanding shares of common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.     To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse split of the issued and outstanding shares of common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature	Signature		Date

(Signature if held jointly)